EXHIBIT 10.1
COMMERCIAL LEASE

1.	PARTIES	Vintage-Rockland Realty Trust, LESSOR, which expression shall include heirs, successors, and assigns where the context so admits, does hereby lease to Osmetech, Inc., LESSEE, which expressions shall include successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following premises:

2.	PREMISES	Approximately 14,400 square feet, located at 136 Weymouth Street, Rockland, MA, as shown on the attached plan. All measurements subject to verification by LESSEE as hereinafter set forth, together with the right to use in common, with others entitled thereto, the parking areas and common areas necessary for access to said leased premises. On or before the Commencement Date, LESSEE may remeasure the leased premises in accordance with BOMA standards (ANSI Z65.1-1980; approved July 31, 1980 and reaffirmed 1989) and if the square footage differs from the square footage indicated herein, then the square footage for purposes of determining base rent as set forth in Paragraph 4, the base rental due hereunder, and LESSEE’S pro rata share of Operating Expenses shall be immediately adjusted to reflect the amount of square footage set forth in LESSEE’s measurement of the Premises.

3.	TERM	The term of this lease shall be for 5 (five) years, commencing upon January 15, 2005 (“Commencement Date”) and ending 60 months from the Commencement Date. Notwithstanding any term or provision of this Lease to the contrary, in the event that LESSEE is unable to obtain all requisite governmental approvals (the “Approvals’) for LESSEE’s occupancy of the premises upon completion of “Lessee’s Work” due to objections from any such governmental agency to the structure of the building and/or premises, and LESSOR fails to cure such structural problem widen fifteen (15) days following receipt of notice from LESSEE thereof, then, commencing on the sixteenth (16th) following LESSOR’S receipt of notice from LESSEE of such structural problem, LESSEE shall have the right to terminate this Lease upon delivery of written notice thereof to LESSOR.

4.	RENT	The Lessee shall pay to the LESSOR the base rent as outlined below:

Year 1	$5.50	* PSF	$55,000 per year, payable in advance in monthly installments of $4,583.33
Year 2	$5.50	PSF	$79,200 per year, payable in advance in monthly installments of $6,600.00
Year 3	$6.00	PSF	$86,400 per year, payable in advance in monthly installments of $7,200.00

Year 4	$6.50	PSF	$93,600 per year, payable in advance in monthly installments of $7,800.00
Year 5	$6.76	PSF	$97,344 per year, payable in advance in monthly installments of $8,103.33

*	In year 1, rent is based on the leased premises less the existing warehouse area. Rent payments subject to adjustment based on measurement of actual square footage.

5.	SECURITY DEPOSIT	Upon execution of this lease, the LESSEE shall pay to the LESSOR the amount of $8,103.33.00 dollars, which shall be held as a security for the LESSEE’S performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE’S satisfactory compliance with the conditions hereof.

6.	ADDITIONAL RENT OPERATING COSTS	The LESSEE shall pay to the LESSOR as additional rent hereunder. LESSEE’S pro-rata share of Operating Expenses for maintaining and operating the building known as 136-180 Weymouth Street, Rockland, MA. Operating Expenses are defined for the purposes of this agreements as only building insurance, real estate taxes, snowplowing, landscaping, water and sewer costs, repairs.

LESSEE’S pro-rata share is 19.5% (14,400 SF / 74,379 SF building area = 19.4%)

LESSEE shall pay 1/12th of its pro rata share of the previous years actual operating expenses monthly. LESSEE’s proportionate share of expenses shall be paid as additional rent monthly, and shall commence upon rent commencement, Tenant’s proportionate share of estimated operating expenses for Year 1, which shall constitute the total additional rent payable by Tenant for Year 1 of the lease term, shall be $15,856.86, or $1.10 PSF per year. Notwithstanding any term or provision of this lease to the contrary, regardless of the actual amount of Operating Expenses for the building for any year of the lease term, commencing with the second year of the lease term, the total amount of Operating Expenses for which LESSEE shall be obligated to pay its pro rata share as additional rent hereunder shall not increase for any lease year by more than Ten Thousand and No/100 Dollars ($10,000.00) over the amount payable for the immediately preceding year of the lease term without the prior written consent of LESSEE.

LESSEE shall pay monthly $1,321.41 in addition to the rent stated in Paragraph 4. At the end of arch calendar year of the Lease Term, LESSOR shall provide LESSEE with an operating statement, including copies of the actual bills, reflecting LESSOR’s total operating costs and LESSEE’s pro-rata share thereof. If LESSEE’s share of actual operating costs for such previous calendar year is less than the amount paid for such calendar year, LESSOR shall promptly refund the difference to LESSEE. If LESSEE’s share of the operating costs exceeds the sum paid, LESSEE shall promptly pay the amount of said excess to LESSOR.

Set Operating Costs for the building for the first year of the Lease Term attached hereto as Addendum A.

7.	UTILITIES	The LESSEE shall pay, as they become due, all bills for utility services, including electricity and gas, furnishing heat, air-conditioning, and other purposes that are furnished to the leased premises and separately metered. The LESSOR agrees to provide, at LESSOR’s sole cost and expense, utility service to the leased premises, subject to reasonable interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining electricity, service, or supplies from the sources from which they are usually obtained for said building, or any cause beyond the LESSOR’s reasonable control, provided, however, LESSOR shall not be relieved of its obligations to provide utility services, or liability associated therewith, if any of the aforementioned sources or interruption are caused by or attributable to the negligence or intentional misconduct of LESSOR. Notwithstanding any term or provision of this Lease to the contrary, in the event that one or more utility services shall be interrupted in the leased premises for a period of fifteen (15) consecutive days due to any cause other than LESSEE’S negligence or intentional misconduct, then LESSEE shall have the right to terminate this lease by delivery of written notice thereof to LESSOR, which termination shall be effective upon the date set forth in such written notice.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’S sole obligation, provided that such Installation shall be subject to the written consent of the LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed.

8.	USE OF LEASED PREMISES	The LESSEE shall use the leased premises only for the purpose of warehouse, manufacturing and research and development use.

9.	COMPLIANCE	The LESSEE acknowledges that no trade or occupation shall be

	WITH LAWS	conducted in the leased premises or use made thereof which will be unlawful, unreasonably noisy outside the leased premises, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10.	FIRE INSURANCE	The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused solely by the LESSEE’S use of the premises. Notwithstanding the foregoing, the provisions of this paragraph 10 shall only be enforceable against LESSEE for LESSEE’S use of the leased premises for uses other than those permitted under paragraph 8 above.

11.	MAINTENANCE

A.	LESSEE’S OBLIGATIONS	Provided such maintenance and/or repairs are not necessitated by the negligence or intentional misconduct of LESSOR, the LESSEE agrees to maintain the leased premises in good condition, damage by fire and other casualty and normal wear and tear excepted, and whenever necessary, to replace plate glass and all other glass therein, acknowledging that the leased premises are as of the date of this lease in good order and the glass whole. The LESSEE shall not permit the leased premises to suffer any waste. LESSEE shall make all repairs and replacements and perform all work necessary to satisfy the obligations described herein.

B.	LESSOR’S OBLIGATIONS	The LESSOR agrees to maintain the structure of the building, including, but not limited to the roof, foundation, exterior walls and utility lines exterior to the leased premises, of which the leased premises are a part, in good condition throughout the lease term or as it may be put in during the time of lease, reasonable wear and tear only excepted, unless such maintenance is required because of the negligent actions of the LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR hereby represents and warrants that as of the date of delivery of possession of the leased premises to LESSEE, the leased premises, including without limitation all utility systems, heating, ventilation and air conditioning and other systems and equipment which are part of the leased premises as of the date of delivery thereof are in good working order. Prior to the Commencement Date, LESSOR shall repair or replace the three Trane Model #SFCB-C133 units currently serving the entire facility at 136 Weymouth Street (collectively. the “Existing Units”), in order that these are in good working condition for continuous service during the term of this Lease, and LESSOR shall provide LESSEE with written documentation of said repairs and working condition promptly following the Commencement Date. Notwithstanding the foregoing, prior to the Commencement Date, LESSOR hereby agrees to replace one of the existing Trane units (commonly referred to as Unit Number 10) with a new unit of at least the same quality and operational capacity (the “New Unit”). In the event that during the term of this Lease replacement or major repair of any of the Existing Units or the New Unit is required, or any repair costs over and above normal annual maintenance charges (as measured on a per unit basis), then the LESSOR and LESSEE shall equally split a) the total replacement costs including labor or b) the repair costs over and above standard annual maintenance charges, whichever condition applies. It is noted for reference that the lessor has determined that the current complete replacement cost including labor is $7,000 per unit, or $21,000 for all three units. Notwithstanding any term or provision of Lease to the contrary, for a period of Ninety (90) days following the Commencement Date (the “Warranty Period”), LESSOR shall warrant that the Existing Units and the New Unit shall remain in good working order, and LESSOR hereby agrees to promptly make any and all maintenance, repairs and/or replacements to the Existing Units and the New Unit at LESSOR’S sole cost and expense upon receipt of notice from LESSEE during the Warranty Period that such Existing Units and/or New Unit are not in good working order.

In addition to the foregoing, the LESSOR shall provide the currently rooftop installed York Model #DNA 036N07225C Serial #NFGM067767 and the York spilt system Model H20B060S06A Serial #EDFM 148881 (collectively, the “Rooftop System”) as-is to the LESSEE to be exclusively used to service the leased premises, and the LESSEE may use, upgrade, repair and maintain these as LESSEE determines necessary or appropriate during the term of this Lease, and LESSEE shall not be obligated to restore, repair or replace such Rooftop System at the expiration or earlier termination of this Lease. LESSOR shall not be obligated to restore, repair or replace the Rooftop System.

12.	ALTERATIONS-	The LESSEE shall not make structural alterations or additions to

	ADDITIONS	the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed. All such allowed alterations shall he at LESSEE’S expense and shall be in quality at least equal to the construction at the time such alterations are performed. LESSEE shall not permit any mechanics’ liens or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record or bonded off forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. Notwithstanding the foregoing, LESSEE shall have the right to install additional heating, ventilation and air conditioning and/or other utility system of sufficient capacity, size and other specifications to satisfy LESSEE’S operational needs, as determined by LESSEE, in its sole but reasonable discretion, in the leased premises during the initial term or any extended term, and Landlord hereby expressly consents thereto, provided such system(s) shall remain the property of LESSEE. Any such additional heating, ventilation and air condition and/or other utility system installed by LESSEE shall remain in the Leased Premises upon the expiration or earlier termination of this Lease.

13.	ASSIGNMENT - SUBLEASING	The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’S prior written consent, said consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. Notwithstanding any term or provision of this Lease to the contrary, LESSEE may assign or sublet the whole or any part of the leased premises to any entity which controls, is controlled by, or its under common control with LESSEE without LESSOR’S consent, provided any such assignee or sublessee shall only use the leased premises for the purposes set forth in Paragraph 8 of this lease.

14.	SUBORDINATION	This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such commercially reasonable written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust, or other such instruments in the nature of a mortgage. Notwithstanding the foregoing, this Lease shall not be subordinated to any mortgages, deed of trust or other instruments unless and until LESSEE shall receive a commercially reasonable non-disturbance agreement from the holder of each such mortgage, deed of trust or other Instrument.

15.	LESSOR’S ACCESS	The LESSOR, or agents of the LESSOR, may, upon reasonable prior notice, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR shall elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16.	INDEMNIFICATION AND LIABILITY	LESSOR shall not be liable for any loss or damage occasioned by the use or escape of water or by the bursting of pipes within the leased premises from any claim or damage resulting from neglect in not removing snow and ice from the sidewalks bordering the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the acts or omissions of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSEE’S responsibility.

17.	LESSEE’S LIABILITY INSURANCE	The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $2,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10)

days prior mitten notice to each assured named therein.

18.	FIRE, CASUALTY- EMINENT DOMAIN	Should more than 50% of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR or LESSEE may elect to terminate this lease upon delivery of written notice thereof to the other within thirty (30) days of such casualty or taking. In the event that less than 50% of the Premises are damaged or taken or in the event neither party elects to terminate within thirty (30) days of the fire, casualty or taking if more than 50% of the Premises is damaged or taken, then LESSOR shall restore the leased premises to their condition immediately prior to such fire or casualty. LESSOR shall provide LESSEE with written notice of LESSOR’S assessment of the percentage damage to the leased premises and of LESSOR’S intention with respect to restoration of the leased premises within thirty (30) days of such fire, casualty or taking. LESSEE shall receive a just and proportionate abatement of rent for any such fire or other casualty or taking LESSEE may elect to terminate this lease if:

(a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b) The LESSOR fails to restore leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE’S fixtures, property, or equipment.

19.	DEFAULT AND BANKRUPTCY	In the event that:

(a)   The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after LESSEE’S receipt of written notice thereof, or

(b)   The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after LESSEE’S receipt of written notice thereof; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’S property for the benefit of creditors.

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and to remove the LESSEE’S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations insured, with interest at a rate of 12 per rent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.	NOTICE	Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duty served three (3) days after mailing, if mailed to the leased premises and the notices addresses set forth below, registered or certified mail, return receipt requested, postage prepaid, or one (1) day slier mailing if delivered by a national overnight courier addressed to the LESSES at the leased premises and the notice addresses set forth below. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupant thereof shall be deemed duly served three (3) days after mailing, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, or one (1) day after mailing if delivered by a national overnight courier addressed to the LESSOR at the address set forth below for LESSOR such address as the LESSOR may from time to time advise in writing.

If to LESSEE

Osmetech, Inc.
235 Hembree Park Drive
Suite 100

Roswell, GA 30076

With a copy to:

Dow Lohnes & Albertson, PLLC
One Ravinia Drive, Suite 1600
Atlanta, Georgia 30346
Attention: David L Lester, Esq.

If to LESSOR

Rockland Realty Trust
c/o Gallo Electric
139 Weymouth Street
Rockland, MA 02360

With a copy to:

Donald Kethro, Esq.
1164 Washington Street
Hanover, MA 02339

21.	SURRENDER	The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’S goods and effects from the leased premises, (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premiers, in good condition, normal wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE’S failure to remove any of LESSEE’S property from the premises within thirty (30) days after the expiration or earlier termination of this Lease, LESSOR is hereby authorized, without liability to LESSEE loss or damage thereto, and at the sole risk of the LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any stun due hereunder, or to destroy such property.

22.	BROKERAGE	The Brokers named herein, Vincent Albanese, Paramount Partners, LLC, warrant that he is duly licensed as such by the

Commonwealth of Massachusetts, and joins in this agreement and becomes a party hereto, insofar as any provisions of this agreement expressly apply to him, and to any amendments or modifications of such provisions to which they agree in writing.

LESSOR agrees to pay the above named Broker upon the term commencement date a fee for professional services pursuant to a separate agreement between Broker and LESSOR.

LESSOR and LESSEE each respectively hereby agrees to indemnify and hold harmless the other for any claims, losses, expenses (including reasonable attorneys’ fees), or damage due Io or arising from any real estate broker asserting a claim for commissions through such indemnifying party.

23.	OPTION TO EXTEND	Provided that the LESSEE. is not in default of the terms and conditions of this lease, the LESSEE may extend this lease term for one (1) additional five-year term upon the same terms and conditions except for base rent as set forth below by notifying the landlord in writing at least 180 days prior to the expiration of the initial lease term, in which event the term of the Lease shall be extended for an additional five (5) years, which extension term shall he consecutive to, and not run concurrently with, the Initial five-year term of the Lease.

24.	OPTION RENT	If LESSEE elects to extend the term this Lease pursuant to the immediately preceding paragraph, base rent for the first year of such extension term shall be equal to the lesser of (i) the prevailing market rate or (ii) four percent (4%) greater than the base rent for the previous year but in no event less than the base rent of the previous year. Base rent shall increase annually thereafter at the rate of four percent (4%) effective on the anniversary of the first day of such extension term. The prevailing market rent shall mean (i) rent in comparable buildings in the relevant competitive market; (ii) the amount of space and length of term taken by LESSEE; and (iii) the credit worthiness and quality of the LESSEE.

25.	CONDITION OF PREMISES	LESSOR shall deliver the premises in the following condition:

(a) Roof fully repaired and in good condition.

(b) Ceiling and Floor Tiles replaced as reasonably directed by Tenant.

(c) All bathrooms and kitchen areas cleaned, and offices and warehouse in broom clean condition.

26.	TENANT’S WORK	LESSOR acknowledges that LESSEE will make substantial Improvements to the Premises related to LESSEE’S operation. LESSOR. shall contribute the cost of the items specified in Paragraph 27. “Condition” listed below, to assist Tenant with buildout.

27.	CONDITION	In addition to any other amounts payable by LESSOR to LESSEE under this Lease, upon the execution of this Lease, LESSOR shall remit the amount of $15,000.00 to LESSEE for demolition work to be performed by LESSEE in the leased premises.

28.	LESSOR CONTRIBUTION	In addition to the amount payable by LESSOR to LESSEE pursuant to Paragraph 27, above LESSOR shall, upon thirty (30) days written notice by LESSEE, contribute up to $50,000 toward LESSEE’s build out expenses (“LESSOR’s CONTRIBUTION”), LESSEE shall pay to LESSOR, as additional rent the amount of LESSOR’s CONTRIBUTION amortized over the initial 5 year lease term at an 8% interest rate and paid monthly as additional rent. Maximum LESSOR contribution under this paragraph 28 shall be $50,000. In the event that LESSEE elects to receive all or any portion of LESSOR’s CONTRIBUTION, LESSOR and LESSEE shall enter into an amendment of this lease which shall set forth the increased amount of base rental payable by LESSEE pursuant to the immediately preceding sentence.

29.	SIGNAGE	The LESSEE shall be entitled to a proportionate share of existing signage. Any new signage as may be required by LESSEE is subject to the Town of Rockland sign by-laws and subject to approval by LESSOR, such approval not to be unreasonably withheld, conditioned or delayed. All signage shall be installed and maintained at LESSEE’S sole cost and expense.

30.	RIGHT OF FIRST REFUSAL	LESSEE shall have a right of first refusal for the lease of all or any portion of the space within that portion of the building commonly known as 136-180 Weymouth Street (the “ROFR Space”). In the event that LESSOR desires to lease all or any portion of the ROFR Space, LESSOR shall, within ten (10) days of entering into a letter of intent or other agreement with any party, provide LESSEE with written notice thereof together with a copy of such letter of intent or other agreement (collectively, “LESSOR’s Notice”). LESSEE shall have the right to lease such ROFR Space upon the same terms and conditions as set forth in LESSOR’s Notice. In the event that LESSEE fails to notify LESSOR of its Intent to exercise such right of first refusal, or otherwise declines to exercise such right of first refusal, within ten (10) days of LESSEE’s receipt of LESSOR’s Notice, LESSEE shall be deemed to have waived its right of first refusal and LESSOR may proceed with leasing the ROFR Space pursuant to the terms of LESSOR’s Notice. In the event that LESSOR fails to lease the ROFR Space under the terms and conditions set forth in LESSOR’s Notice within sixty (60) days thereof, then LESSEE’s right of first refusal shall be reinstated upon the same terms as hereinabove set forth.

31.	LESSOR DEFAULT	In the event that the LESSOR shall default in the observance or performance of any of the LESSOR’s covenants, agreements, or obligations under this lease and such default shall not be corrected within thirty (30) days after LESSOR’s receipt of written notice thereof, then LESSEE shall have the right, but not the obligation, to cure such default on behalf of LESSOR and to deduct the reasonable costs thereof (including attorneys’ fees) from the next due installments of base rent and additional rent. Without limiting any termination rights of LESSEE set forth elsewhere in this lease, in the event that LESSOR shell fail to cure any default of its obligations under this tease within the cure period set forth in the immediately preceding sentence, and if the majority of the leased premises are rendered untenantable or access to the leased premises is obstructed, then LESSEE shall have the right to terminate this lease upon delivery of written notice thereof to LESSOR, which termination shall be effective upon the date set forth in such written notice. Notwithstanding the foregoing, in the event that LESSOR’s failure to cure its default within such thirty (30) day cure period does not render the majority of the leased premises untenantable or access to the leased premises obstructed, and in the further event that LESSOR has failed to cure such default within such thirty (30) day period due to reasons beyond the reasonable control of LESSOR, then LESSOR shall have an additional thirty (30) days to core such default prior to LESSEE having the right to cure such default and offset the cost thereof against base rent and additional rent due under this Lease.

32.	ZONING MATTERS	LESSOR hereby acknowledges that as of the date of execution of this Lease, LESSEE has not received a final determination from all governmental or quasi-governmental agencies have jurisdiction over the leased premises (the “Zoning Agency”) and the occupancy thereof by LESSEE as to whether a sprinkler or other fire suppression system shall be required in the leased premises before LESSEE shall be able to legally occupy and use the leased premises for the purposes permitted under this Lease. Notwithstanding any term or provision of this Lease to the contrary, in the event that the Zoning Agency requires LESSEE to install a sprinkler or other fire suppression system in the leased premises and the cost thereof exceeds $20,000, then LESSEE shall have the immediate right to terminate this Lease upon delivery of written notice thereof to LESSOR, provided that if LESSOR agrees to reimburse LESSEE for all costs associated with such sprinkler or other fire suppression system in excess of $20,000, then LESSEE’s termination right pursuant to this Section 32 shall be rescinded. Notwithstanding the foregoing, upon completion of the installation of the sprinkler or other fire suppression system by LESSEE and upon delivery of an invoice for the cost thereof to LESSOR, LESSEE shall have the right to terminate this Lease upon delivery of written notice thereof to LESSOR unless LESSOR shall remit the amount on such invoice in excess of $20,000 to LESSEE within thirty (30) days of LESSOR’S receipt of such invoice.

33.	ENVIRONMENTAL MATTERS	LESSOR acknowledges that it shall remain the sole responsible party for compliance with all applicable state and federal environmental protection legislation and regulations (hereinafter “Environmental Laws”) for all of LESSOR’s or any prior owner’s activities on or ownership of the leased premises. LESSOR agrees to Indemnify, defend and hold LESSEE and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys’ fees, consultants’ fees, and experts’ fees, (but excluding any business interruption losses or expenses), which arise in connection with the presence or suspected presence of toxic or hazardous substances on or at the leased premises or in the soil, groundwater or soil vapor on or under the leased premixes, except to the extent that such toxic or hazardous substances are present as the sole result of LESSEE’S occupancy and use of the leased premises.

LESSEE shall comply with all applicable Environment Laws in the use and occupancy of the leased premises under this Lease, except that LESSOR shall be solely responsible for compliance with all Environmental Laws relating to the release of any hazardous wastes on or under the leased premises prior to the date hereof. LESSEE agrees to indemnify, defend and hold LESSOR and its officers, partners, employees and agents harmless from any claims, judgments, damages, lines. penalties, costs, liabilities (including sums paid in settlement of claims) or loss, including reasonable attorneys’ fees, consultants’ fees and experts’ fees, which arise during or after the term of this Lease solely as a result of LESSEE’s occupancy and use of the leased premises.

LESSOR:	LESSEE:
VINTAGE ROCKLAND REALTY TRUST	OSMETECH, INC.

By	By

Date	Date

Witness	Witness

ADDENDUM A
OPERATING COSTS
136-160 WEYMOUTH STREET
ROCKLAND, MA

	2001	2002	2003

Real Estate Taxes:
(Fiscal Years 2002, 2003, 2004)	$42,778.00	$43,598.00	$43,598.00
Landscaping, Snow-Plowing, Sanding, Exterior Maintenance:
(Fiscal Years 2002, 2003, 2004)	$12,934.50	20,317.00	$22,779.50

Insurance:	$4,660.00	$5,690.00	$5,666.00
Water & Sewer:	$7,025.69	$7,031.38	$5,343.74
Building Repairs/Improvements:	$436.00	$0	$7,500.97

TOTAL:	$67,834.19	$76,636.38	$84,888.21